Exhibit h-4

                                   Schedule A
                                     to the
                            Transfer Agency Agreement
                                 by and between
                             First Omaha Funds, Inc.
                                       and
                          First National Bank of Omaha


              Name of Fund                                      Effective Date

U.S. Government Money-Market Fund                              December 20, 1994

Equity Fund                                                    December 20, 1994

Short/Intermediate Fixed Income Fund                           December 20, 1994

Fixed Income Fund                                              December 20, 1994

Small Cap Value Fund                                           December 5, 1995

Balanced Fund                                                  June 4, 1996

Growth Fund                                                    February 3, 1998

Income Fund                                                    March 9, 2001

Nebraska Tax-Exempt Fund                                       March 9, 2001

Colorado Tax-Exempt Fund                                       March 9, 2001

                            Dated: December 20, 1994
                           Revised: December 5, 1995, June 4, 1996,
                       February 3, 1998 and March 9, 2001


FIRST OMAHA FUNDS, INC.      FIRST NATIONAL BANK OF OMAHA

By:                                              By:
  -------------------------------                  -----------------------------
       Timothy J. Barto                                Alan M. Schulz
       Vice- President                                 Trust Officer